UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LANDCADIA HOLDINGS II, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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(4)	Date Filed:

In connection with the proposed business combination between Landcadia Holdings II, Inc. and Golden Nugget Online Gaming, Inc. (“GNOG”), on November 2, 2020, GNOG issued a press release announcing it won “Operator of the Year” at the 2020 EGR North America Virtual East Coast awards. A copy of such press release is being filed herewith as soliciting material.

GOLDEN NUGGET ONLINE GAMING WINS “OPERATOR OF THE YEAR” FOUR YEARS IN A ROW

Wins “Mobile Operator of the Year’ for the second time.

HOUSTON, Nov. 2, 2020 /PRNewswire/ -- Golden Nugget Online Gaming clinched two awards at the 2020 EGR North America Virtual East Coast awards. The awards recognized and celebrated excellence in the North American online gaming and sports betting industry, rewarding leading operators and service providers for their performance in the past year. The awards are judged by industry peers who take growth, innovation, execution and more into consideration.

The Golden Nugget Online Gaming team picked up the coveted top prize for the fourth year in a row by bringing home the 'Operator of the Year 2020 Award', in addition to 'Mobile Operator of the Year'.

Thomas Winter, President, Golden Nugget Online Gaming said, “We are honored and humbled to be recognized by our esteemed industry peers as the Operator of the Year in North America for the fourth consecutive year. Their vote confirms the choice of New Jersey players, who have chosen Golden Nugget as their favorite destination for online and mobile casino. We will now try and apply the same focus on superior product, flawless execution and world-class player experience as we plan our expansion into the other states and launch our new sports betting offer.”

Warren Steven, Vice President, Golden Nugget Online Gaming said, “We take great pride in again winning the Mobile Operator of the Year in North America award. 75% of wagers are already taking place on a mobile device and we'll continue to work tirelessly to offer the very best entertainment experience to Golden Nugget's ever growing community of players.”.

In the first 9 months of 2020, Golden Nugget saw its New Jersey gross gaming revenue grow 72% YoY and recorded over $2 billion in wagering, consolidating its leadership among legacy casino brands. GNOG plans to launch its award-winning product in more US states over the next 12 months, starting with Michigan.

About the Awards
The eGaming Review (EGR) Awards 2020 in their fourth year celebrate excellence in the North American online gaming industry. For the first time the EGR North America Awards are going virtual including a virtual awards ceremony due to the global pandemic. The Golden Nugget Online Casino took home the awards in the following categories.

•	Operator of the Year

•	Mobile Operator

As previously reported, on June 28, 2020, GNOG entered into a purchase agreement with Landcadia Holdings II, Inc. (NASDAQ: LCA) (“Landcadia II”), a special purpose acquisition company, pursuant to which GNOG will become a public company listed on Nasdaq. Subject to completion by the Securities and Exchange Commission of its review of Landcadia II's proxy statement in connection with the transaction, and subject to certain closing conditions, including regulatory approval, GNOG anticipates the transaction to close before the end of November 2020.

About GNOG
Golden Nugget Online Gaming, Inc. is a leading online casino gaming company that is owned by a company wholly owned by Tilman J. Fertitta. It is considered the market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market.

About Landcadia Holdings II, Inc.
Landcadia Holdings II, Inc. is a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that is co-sponsored by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc.

Important Information About the Proposed Transaction and Where to Find It
Landcadia II has filed a preliminary proxy statement and intends to file a definitive proxy statement with the SEC for Landcadia's stockholder meeting to be held in connection with the transaction. Landcadia II's stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments, when available, thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about GNOG, Landcadia II and the proposed transaction.  The definitive proxy statement and other relevant materials for the stockholder meeting will be mailed to stockholders of Landcadia II as of the record date for the meeting which has been set for October 29, 2020.  Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, when available, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation
Landcadia II and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia II's stockholders with respect to the proposed transaction.  A list of the names of those directors and executive officers and a description of their interests in Landcadia II is contained in Landcadia II's annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.  Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia II in connection with the proposed transaction.  A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction when available.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Landcadia II's and GNOG's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, GNOG's expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside Landcadia II's and GNOG's control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, (2) the outcome of any legal proceedings that may be instituted against Landcadia II and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Landcadia II, certain regulatory approvals or satisfy other conditions to closing in the Purchase Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on GNOG's business and/or the ability of the parties to complete the proposed transaction; (6) the inability to obtain or maintain the listing of Landcadia II's shares of common stock on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that GNOG or Landcadia II may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Landcadia II's other filings with the SEC.  The foregoing list of factors is not exclusive.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Neither GNOG nor Landcadia II undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.  This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.